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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                State or other Jurisdiction of
Name                                            Incorporation of Organization
----                                            -----------------------------
British Trimmings Limited (1)                             England
Dominion Simplicity Patterns Limited (2)                  Canada
Itatrim Limited (3)                                       England
MacCulloch & Wallis (London) Limited (3)                  England
Simplicity Capital Corporation (4)                        Delaware
Simplicity Holdings, Inc. (5)                             Delaware
Simplicity Limited (2)                                    United Kingdom
Simplicity Limited (2)                                    New Zealand
Simplicity Pattern Co. Inc. (6)                           Delaware
Simplicity PTY Limited (2)                                Australia
Simplicity S.A. de C.V. (2)                               Mexico
Style Patterns (Australia) PTY Limited (2)                Australia
Style Patterns (N.Z.) Limited (2)                         New Zealand
Val-Mex, S.A. de C.V.                                     Mexico

Each Subsidiary does business under its own name.

(1)   British Trimmings Limited was acquired by the Registrant on December 22,
      1993.

(2)   Subsidiary of Simplicity Pattern Co. Inc.

(3)   Subsidiary of British Trimmings Limited.

(4) Simplicity Capital Corporation was acquired by the Registrant on June 19, 1998.

(5)   Subsidiary of Simplicity Capital Corporation.

(6)   Subsidiary of Simplicity Holdings, Inc.